SHARE PURCHASE AGREEMENT

                                  INTRODUCTION

      This SHARE PURCHASE AGREEMENT is dated as of December 15, 1998, by and between KEITH H. LEWIS ("Seller"), being the owner of all of the issued and outstanding shares of capital stock of MOFC, INC., a Michigan corporation ("Company"), and APPROVED FINANCIAL CORP., a Virginia corporation ("Buyer").

                                   BACKGROUND

      Seller owns one hundred (100%) of the issued and outstanding shares of capital stock of the Company (the "Shares"). The Buyer desires to purchase from Seller, and Seller desires to sell to the Buyer, their Shares in exchange for the Purchase Price in accordance with the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the respective covenants, representations and warranties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I
                              TERMS AND CONDITIONS

      1.    Definitions.

            For convenience and brevity, certain terms used in various parts of this Agreement are listed in alphabetical order and defined or referred to below (such terms to be equally applicable to both singular and plural forms of the terms defined).

            "Accounts Receivable" means, as of any date, any trade accounts receivable, notes receivable, bid, performance, lease, utility or other deposits, employee advances and other miscellaneous receivables associated with the Business.

            "Affiliate" of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

            "Agreement" means this Share Purchase Agreement and the Schedules attached hereto.

            "Applicable Law" means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

            "Assets" mean all Company Entities` assets, properties, business, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected on the latest year-end balance sheet or any interim balance sheet.

            "Business" means the existing and prospective business operations, facilities and other Assets, financial condition, results of operations, finances, markets, products, competitive position, customers and customer relations and personnel of all Company Entities.

            "Buyer" is defined above in the preamble.

            "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.
            "Company" is defined above in the preamble.

            "Company Entities" mean the Company and its subsidiaries.

            "Company's knowledge" or "knowledge of the Company" means the knowledge of any director, officer or employee of any Company Entity or the Shareholder.

            "Confidential Information" means any confidential information or Trade Secrets of a Person including, but not limited to, personnel information, know-how and other technical information, customer and client lists, customer, client and supplier information, advertising and marketing plans or system, distribution and sales methods or systems, sales and profit figures.

            "Contract" means any written or oral contract, agreement, lease, instrument, or other document or commitment, arrangement, undertaking, practice or authorization that is binding on any Person or its property under applicable Law.

            "Copyrights" means registered copyrights, copyright applications and unregistered copyrights in bot published and unpublished works.

            "Court Order" means any judgment, decree, injunction, order or ruling of any federal, provincial, state, local or foreign court or governmental, quasi-governmental or regulatory body, commission, bureau, agency or authority that is biding on any Person or its property under applicable Law.

            "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or cause an Encumbrance to arise, or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages on a payment of penalties.

            "Employee Benefit Plans" means "employee benefit plans" as defined in section 3(3) of ERISA (whether or not subject to ERISA) and any other plan, policy, program, practice or arrangement providing compensation or other benefits to any current or former officer, director or employee of the Company or any Subsidiary, or any affiliate or under which the Company or any affiliate has any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, medical, disability, share purchase or other similar plans, policies, programs, practices or arrangements.

            "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

            "Environmental Laws" means all Applicable federal, state and local Laws, regulations, rules or guidelines relating to the protection of the environment, to human health or safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, labeling, release, threatened release or transportation of any Hazardous Materials, including, without limitation, (i) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, (ii) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, and (iii) all other requirements pertaining to the protection of the health and safety of employees or the public.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "GAAP" means generally accepted accounting principles as consistently applied for financial reporting purposes by a Person.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

            "Governmental Permits" means all governmental permits, licenses, registrations, certificates of occupancy, approvals and other governmental authorizations.

            "Hazardous Materials" means any substance or material that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials; (ii) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as "hazardous waste" or "hazardous substance" or "toxic substance" or "toxic waste" thereunder; (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law; or (iv) any other material or substance to which exposure is prohibited, limited or regulated by any federal, state, country, local or regional authority or which even if not so regulated poses or may pose a hazard to health or safety.

            "Intellectual Property" means any individual states, United States or foreign: (a) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registrations thereof; (c) copyrights (including software) and registrations thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) mask work and other semiconductor chip rights and registrations thereof; (f) intellectual property rights similar to any of the foregoing including software licenses and Internet domain name registration; (g) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

            "Inventory" shall mean al inventory, including raw material, supplies, packaging supplies, work in process and finished goods.

            "Law" means any statute, law, ordinance, regulation, order or rule of any federal, provincial, state, local, foreign or other governmental or quasi-governmental agency or body or of any other type of regulatory body, including but not limited to those covering environmental, energy, safety, health, transportation, bribery, record keeping zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

            "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any person, absolute or continent accrued or unaccrued, due or become due, liquidated or unliquidated.

            "Lien" means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts.

            "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

            "Material Adverse Effect" means any event, occurrence, fact, condition, change or effect that is materially adverse to the business, operations, prospects, results of operations, prospects, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of the Business.

            "Material or Materially" means any fact, matter, event occasion, action, omission, change, result, misrepresentation, nondisclosure, occurrence or effect which a reasonable Person would want to know in determining a choice of action such as but not limited to whether to purchase a business, how much to pay for it or whether to accept certain risks.

            "Owned Intellectual Property" means as defined in Section 3.26(a).

            "Parties" means the Buyer and each Seller.

            "Patent" means all patents together with any extensions, reexaminations and reissues of such patents, patents of addition, patent applications, divisions, continuations, continuations-in-part, and any subsequent filings in any country or jurisdiction claiming priority therefrom.

            "Person" means any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

            "Pretax Net Income" means net income before taxes pursuant to GAAP.

            "Seller" means Keith H. Lewis. The term "Seller" whenever used in this Agreement will collectively include all Persons designated in this definition even though used in the singular and not the plural. All covenants and representations of "Seller " shall be joint and several with each Person that is a Seller.

            "Shares" means shares owned by Seller which constitutes one hundred percent (100%) of all of the issued and outstanding capital stock of the Company.

            "Taxes" shall mean all taxes, duties, charges, fees, levies or other assessment imposed by any taxing authority including, without limitation, income, gross receipts, value-added, excise, withholding personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

            "Trade Secrets" means all know-how, trade secrets, Confidential Information, customer lists, technical information, data, process technology, plans, drawings, and blue prints, owned, used or licensed (as licensor or licensee) by a Person, except for any such item that is generally available to the public.

            "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks, brand names, certification marks, trade dress, goodwill associated with the foregoing and registrations in any jurisdictions of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application.

            "Transaction Documents" means this Agreement and all Schedules and related documents referred to in this Agreement.

            "Transactions" means the purchase and sale of the Shares and the other transactions contemplated by the Transaction Documents.

                                   ARTICLE II
                         SALE AND PURCHASE OF THE SHARES

      2.1. Sale and Purchase of the Shares. Subject to the terms and conditions hereinafter set forth and on the basis of and in reliance upon the representations, warranties, obligations and agreements set forth herein, at the Closing Seller shall sell to the Buyer and the Buyer shall purchase from Seller all of the Shares owned by Seller in exchange for the payment to Seller of an amount equal to the Purchase Price as adjusted.

      2.2. Purchase Price. The aggregate purchase price (the "Purchase Price") for one hundred percent (100%) of the outstanding stock of the Company will be Two Million One Hundred Fifty Thousand Dollars ($2,150,000.00) subject to the provisions of Section 2.3.

      2.3  Payment  of Purchase Price.

           (a)   $575,000.00 shall be paid in cash at Closing.

           (b) A maximum of $500,000.00 shall be paid in cash (or one half in Purchaser common stock at Purchaser's option) one (1) year after Closing contingent upon the purchased business achieving $825,000.00 in Pre Tax Net income for the period of January 1, 1999 thru December 31, 1999 (Calendar Year
1999). If the Pre Tax Net Income during Calendar Year 1999 is under $625,000.00 there shall be no payment for Calendar Year 1997. If the Pre Tax Net Income for Calendar Year 1999 is between $625,000.00 and $825,000.00 then the total consideration to be paid under this subsection 3(b) shall be $500,000 multiplied by a fraction, the numerator of which shall be the amount of the actual Pre Tax Net Income in excess of $625,000.00 (but which numerator shall not exceed $200,000) and the denominator of which shall be $200,000. For example, if the actual Pre Tax Net Income was $775,000.00 then the total consideration for the 12 month period is:

            $150,000    =     75%  x  500,000   =     $375,000
            --------                                  Total consideration for
            $200,000                                  prior 12 months


            (c) During Calendar Year 1999 a portion of that consideration to be paid for Calendar Year 1999 shall be paid on a monthly basis as follows:

            The maximum monthly payment shall be $20,833. The actual monthly payments shall be $20,833 multiplied by a fraction, the numerator or which shall be that portion of the Pre Tax Net Income for the month which exceeds $50,000 (but which numerator will not exceed $16,661) and the denominator shall be $16,667. For example if the actual Pre Tax Net Income for the month is $63,000 then that month payment is calculated as follows:

            13,000      =     78%  x 20,833   =   $16,249.42     For that month
            ------
            16,667

            At the end of Calendar Year 1999 if the 12 monthly payments paid are less than the total consideration to be paid for the entire 12 month period as determined under subsection 3 (b) then the balance will be paid within thirty
(30) days after the end of Calendar Year 1999.

            (d) A maximum of $500,000.00 shall be paid in cash (or one half in Purchaser common stock at Purchaser's option) two (2) years after Closing contingent upon the purchased business achieving $825,000.00 in Pre Tax Net Income for the period of January 1, 2000 thru December 31, 2000 (Calendar Year
2000). If the Pre Tax Net Income during Calendar Year 2000 is under $625,000.00 there shall be no payment for Calendar Year 2000. If the Pre Tax Net Income for Calendar Year 2000 is between $625,000.00 and $825,000.00 then the total consideration to be paid under the subtraction 3(b) shall be $500,000 multiplied by a fraction, the numerator of which shall be the amount of actual Pre Tax Net Income in excess of $625,000.00 (but which numerator shall not exceed $200,000) and the denominator of which shall be $200,000.

            (e) A maximum of $500,000.00 shall be paid in cash (or one half in Purchaser common stock at Purchaser's option) three (3) years after Closing contingent upon the purchased business achieving $825,000.00 in Pre Tax Net Income for the period of January 1, 2001 thru December 31, 2001 (Calendar Year
2001). If the Pre Tax Net Income during Calendar Year 2001 is under $625,000.00 there shall be no payment for Calendar Year 2001 . If the Pre Tax Net Income for Calendar Year 2001 is between $625,000.00 and $825,000.00 then the total consideration to be paid under the subtraction 3(b) shall be $500,000 multiplied by a fraction, the numerator of which shall be the amount of actual pre tax net income in excess of $625,000.00 (but which numerator shall not exceed $200,000) and the denominator of which shall be $200,000.

            (f) In connection with subsection 3(b) if the Pre Tax Net Income for Calendar Year 1999 is less than $825,000.00 resulting in a reduction or elimination in contingent purchase price for that year then at the end of the second year, i.e., Calendar Year 2000, if the total Pre Tax Net Income for the two (2) years (Calendar Years 1999 and 2000) averages per year an amount higher than the actual number at the end of Calendar Year 1999, then the average (per year) will be substituted in the first year formula in 3(b) and any increase in amount due will be paid at the end of Calendar Year 2000. Similarly if the amount paid for the first (Calendar Year 1999) and/ or second years (Calendar Year 2000) results in a reduction or elimination of contingent purchase price under subsection 3(b) or 3(d) but at the end of the third year (Calendar Year
2001) the average per year for the three (3) years would have resulted in higher payments then the average will be substituted in the formula in 3(b) and/or 3(d) and any increase in amount due will be paid at the end of the third year (Calendar Year 2001). For example, if the actual Pre Tax Net Income was $590,000 in Calendar Year 1999 then there would be no payment of contingent price at the end of Calendar Year 1999. But if in Calendar Year 2000 the Pre Tax Net Income was $1,060,000 then the total of the two years would be $1,650,000 and the average per year would be $825,000. Therefore, at the end of Calendar Year 2000 Seller would be entitled to $500,000 for Calendar Year 2000 and another $500,000 for Calendar Year 1999 because the average for the two years, i.e., $825,000, would be substituted for the actual number of $590,000 for Calendar Year 1999.

            (g) If Buyer elects to pay part of the contingent price in stock it will be Buyer's Common stock and the price per share shall be the average of the last trade for each of the ten (10) prior trading days (i.e., days when it actually traded) immediately preceding the exercise of this election.

            (h) The parties acknowledge that Seller is simultaneous with the transaction entering into an Employment Agreement with a three (3) year term. If Seller is terminated without cause in breach of the Employment Agreement or dies prior to all potential contingent purchase price being paid if due under this Agreement, Seller will still be entitled to whatever contingent purchase price Seller would have received and on the dates Seller would have received the payments under this Agreement. If Seller voluntarily terminates employment or is terminated for cause as defined in the Employment Agreement then Seller will have no further right to any contingent purchase price which was not already paid to Seller prior to termination.

            (i) Payments to be made at the end of the specified year in 3(b), 3(d) and 3(e) will be made promptly after Buyer has available proper financial results including audited financials if Buyer deems appropriate.

      2.4. Closing Date. The closing (the "Closing") of the sale and purchase of the Shares shall take place on December 15, 1998, or as soon thereafter as the parties agree, at a mutually satisfactory location.

      2.5. Deliveries. At the Closing, subject to the provisions of this Agreement, Seller shall deliver to the Buyer, free and clear of all Liens and Encumbrances, the certificates for the Shares in negotiable form, duly endorsed in blank, or with separate notarized stock transfer powers attached thereto and signed in blank, in exchange for Purchase Price at Closing. At the Closing, Seller will make available to the Buyer the written resignations of all the directors and officers of the Company effective as of the Closing Date except for such directors and officers as the Buyer shall designate in writing, and shall cause to be made available to the successor directors and officers all minute books, stock record books, books of account, corporate seals, current written contracts and other documents, instruments and papers belonging to the Company and shall cause full possession and control of all of the Assets and of all other things and matters pertaining to the operation of the Business to be transferred and delivered to the directors and officers elected to succeed the resigned directors and officers of the Company.


                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

      Seller represents and warrants to Buyer as of the date of this Agreement and as of Closing as follows:

      3.1.  Organization of Company Entities.

            (a) Schedule 3.1(a) sets forth true and complete copies of the Charter Documents and Bylaws of each Company Entity as amended to date and expressly designates any amendments that have been proposed and are pending. Articles of Incorporation are certified by the appropriate state agency in the state of organization. The Bylaws of each are certified by the Secretary of the Company.

            (b) Except as specified in Schedule 3.1(b), the Company (i) does not have any subsidiaries or affiliates; and (ii) is not a general partner or owner in any joint venture, general partnership, limited partnership, limited liability company, trust or other noncorporate entity. Except as set forth in
Schedule 3.1(b), the Company has conducted the entire Business directly and not through any divisions or any direct or indirect subsidiary or affiliate of Company.

            (c) All officers, directors and key employees and their positions as to each Company Entity are listed on Schedule 3.1(c).

            (d) Each Company Entity has qualified to do business in those states specified on Schedule 3.1(d) and is currently in good standing in each.

            (e) Each Company Entity is duly organized, validly existing and in good standing under the laws of its state of incorporation and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own or lease its properties, and to engage in the Business and activities now conducted in the locations it conducts business. Each Company Entity has qualified to do business in all states wherein its activities require qualification to avoid liability or disadvantage.

            (f) All office locations for all Company Entities are specified on
Schedule 3.1(F).

      3.2. Capitalization of Each Company Entity. There is only one class of authorized stock of the Company which is common. As of the date of this Agreement, 1,000 shares of the Company stock (which is common) were issued and outstanding. All of the issued and outstanding shares of each Company Entity are validly issued, fully paid and nonassessable. All stock of each Company Entity is free and clear of any Liens, Encumbrances, charges, restrictions or rights of third parties. There are no shares of stock for any Company Entity issuable upon exercise of outstanding stock options, warrants or otherwise. All of the outstanding stock of the Company is owned directly by Seller. Seller owns one hundred percent (100%) of all issued and outstanding stock. No other person, including members of Seller's family, owns any stock of any Company Entity or has any other right or valid claims to ownership of any part of any Company Entity except as specified on Schedule 3.2. The Company owns 100% of all issued and outstanding stock of each Subsidiary except as described in Schedule 3.2.

            Except as set forth in Schedule 3.2, no Company Entity is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any capital stock of any Company Entity or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any Company Entity stock. Except as set forth in this Agreement, no Company Entity has any outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock. Except as disclosed on
Schedule 3.2, there are no voting trusts, voting agreements, buy-sell agreements, shareholder agreements or other similar arrangements or restrictions of any kind affecting the shares of any Company Entity. No Person has any preemptive rights as to any stock in any Entity. All stock of each Company Entity was issued in compliance with all laws.

      3.3.  Authority; No Violation.

            (a) Authority. Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have to the extent required been duly and validly approved by the Board of Directors and requisite number of shareholders of the Company in accordance with the Charter Documents, Bylaws and other controlling agreements of each Company Entity and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of any Company Entity are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

            (b) No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby in accordance with the terms hereof, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Company's Charter or Bylaws; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to any Company Entity or any of their properties or assets; or (iii) except as set forth in Schedule 3.3(b), violate or conflict with, result in a breach of any provisions of, constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any Company Entity is a party, or by which it or any of its respective material properties or assets may be bound or affected.

            (c) Consents and Approvals. Except for any filings, consents or approvals specified on Schedule 3.3(c) (the "Required Consents"), neither the execution and delivery by Seller of the Transaction Documents to which it is or will be a party, nor the performance of the Transactions performed or to be performed by Seller or the Company Entities, will require any filing, consent, renegotiation or approval, constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which the Seller or any Company Entity is subject, (b) the Charter Documents or bylaws of the Seller or any Company Entity or (c) any Contract, Governmental Permit or other document to which the Seller or any Company Entity is a party by which the properties or other assets of the Seller or any Company Entity may be subject. The Required Consents have been obtained and are enforceable against the respective parties from which they are obtained. Seller shall indemnify and hold Buyer and Company harmless from any liability, damages, costs or expenses (including reasonable attorneys fees) incurred as a result of the failure of Seller to obtain any consent.

      3.4.  Financial Statements.

            (a) Schedule 3.4(a) sets forth true and complete copies of the Company's complete audited financial statements for fiscal year 1997 and unaudited financial statements for ten (10) months ending October 31, 1998, together with the notes thereto (the "Financial Statements"). The Company's Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial condition of the Company as of the dates set forth therein.

            (b) The books and records of the Company are being maintained in material compliance with applicable legal, regulatory and accounting requirements, and reflect only actual transactions (subject to accrual items in compliance with GAAP).

            (c) Except as and to the extent reflected, disclosed or reserved against in the Company's most recent Financial Statement dated October 31, 1998 attached hereto as part of Schedule 3.4(a), the Company did not have any liabilities, whether absolute, accrued, contingent or otherwise material to the Business, operations, assets or financial condition of the Company, taken as a whole. Since the date of the most recent financial statement attached as part of
Schedule 3.4(a), the Company has not incurred any liabilities except non material liabilities in the ordinary course of business and there have not been any material adverse changes.

            (d) The Company has and will through closing continue to provide unaudited financial statements for all months subsequent to the financial statement attached hereto for the end of the last completed fiscal year of the Company. At Closing the Seller shall deliver to the Buyer unaudited consolidated financial statements of the Business as of Closing, which shall include a balance sheet and statement of income to be attached hereto as Schedule 3.4(d). The Seller shall by such delivery be deemed to have made the representations and warranties to the Buyer with respect to such subsequent financial statement as those set forth in all subsections of this Section 3.4.

      3.5. Assets. Schedule 3.5 sets forth a true, correct and complete list of all interests of each Company Entity in real property and all tangible personal property (including, but not limited to, machinery, equipment, office equipment, vehicles, inventory and supplies) owned or leased by each Company Entity and used in connection with the Business, indicating whether such property is owned or leased, the location of such property and the nature of its use. As of the Closing Date, there shall have been no changes to such listing except for sales or purchases of inventory in the ordinary course of business.

            Except for property leased pursuant to leases listed in Schedule 3.6, the real property includes all land, buildings, structures, and other improvements used by any Company Entity or necessary to enable the Company Entities to conduct business as is presently being conducted and as it has been conducted in the past. The Company Entities do not own or hold, are not obligated under, or party to, any option, right of first refusal, or other contractual right to acquire any real property or interest therein. There is no condition of the real property, owned or leased by any Company Entity, that would be revealed by an accurate survey or physical inspection thereof, which would interfere in any respect with the use, occupancy, or operation thereof as currently used, occupied, and operated, or materially reduce the fair market value thereof below the fair market value such parcel would have had but for such encroachment or other fact or condition; and no portion of the real property encroaches upon any property belonging to any third party. No portion of the real property owned or leased by any Company Entity is located in a special flood hazard area designated by any state or federal government authority.

            3.5.1. Title and Liens. The Company Entities have good and marketable title to all their Assets, free and clear of any and all Liens and Encumbrances except those disclosed in Schedule 3.5.1 hereto.

      3.6. Leases. All leases are valid and in full force and effect; no default or event of default, or event which, with the giving of notice or passage of time or both would constitute a default or event of default, under any of such leases has occurred and is continuing; and none of such leases is terminable as a result of the transactions contemplated by this Agreement. Attached as
Schedule 3.6 is a complete list of all real property and personal property leases to which any Company Entity is a party, along with true, correct and complete copies of all such leases as of the date hereof, as amended. There are no pending or proposed amendments, cancellations or changes. The Company will indemnify and hold Seller harmless from personal liability on Company leases for obligations after Closing provided necessary consents of Lessor, if any, are obtained.

            3.6.1. Subleases. Schedule 3.6.1 lists all subleases, if any, under which any Company Entity as a lessee subleases to another lessee. Copies of all subleases are attached to Schedule 3.6 and there are no breaches or defaults under any of the subleases. All subleases will be current at Closing, as amended. There are no pending or proposed amendments, cancellations or changes.

      3.7. Environmental Matters. Except as set forth on Schedule 3.7 attached hereto:

            (a) All Company Entities have always and do currently comply with, and their business, operations, assets, equipment, property, leaseholds and other facilities are, have always and currently are in compliance with, the provisions of all Environmental Laws. Each Company Entity has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater or public sewer systems; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of Hazardous Materials; or (6) other environmental, health or safety matters.

            (b) No Company Entity nor Seller has ever received notice of, and they do not know of, or suspect facts which might constitute any violations of any Environmental Law, with respect to the Business, operations, assets, equipment, property, leaseholds, or other facilities.

            (c) Except in accordance with a valid governmental permit, license, certificate or approval which is attached hereto as part of Schedule 3.7, there has been no emission, spill, release or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or
(4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any Hazardous Materials at or from the premises; and accordingly the premises of each Company Entity is free from all such toxic or Hazardous Materials.

            (d) There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to
(1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal system servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transformation or disposal of Hazardous Materials; or (6) other environmental, health or safety matters affecting any Company Entity or their business, operations, assets, equipment, property, leaseholds or other facilities.

            (e) The Company Entities do not have any indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, Hazardous Materials or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

            (f) Seller has no knowledge of any failure of any Company Entity to comply with all Environmental Laws.

            (g) There have been no environmental inspections, investigation, studies, audits, tests, reviews or other analyses conducted in connection with the Business or any of its owned or leased assets.

            (h) The Company Entities do not utilize, store, dispose of, treat, generate, process, transport, release, or own any Hazardous Materials nor has any Company Entity every done so.

            (i) No property at any time owned, leased, or operated by any Company Entity now contains, or, to the knowledge of the Seller, in the past has contained, any underground or aboveground tanks for the storage of any Hazardous Material or fuel oil, gasoline or any other petroleum product or by-product.

      3.8. Litigation and Other Proceedings. Except as set forth in Schedule 3.8, there are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the knowledge of Seller or any Company Entity, threatened, before any court or administrative body in any manner against any Company Entities, or any of their properties or capital stock, which could have a material adverse effect, taken as a whole, on the Company, or its financial condition, assets, operations or earnings or the Transactions proposed by this Agreement. The Company Entities and Seller do not know of any basis on which any litigation or proceeding could be brought which could have a materially adverse effect, taken as a whole, on the business, operations, assets or financial condition of the Company Entity or which could question the validity of any action taken or to be taken in connection with this Agreement and the transactions contemplated hereby. No Company Entity is in material default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

      3.9. Taxes. The Company Entities have filed with the appropriate federal, state and local governmental agencies, or have filed applications for extension with respect to, all tax returns and reports required to be filed, and have paid all Taxes and assessments due. The Company Entities have not executed or filed with the Internal Revenue Service ("IRS") any agreement extending the period for assessment and collection of any federal tax nor is any Company Entity a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted in writing against any Company Entity. The Company Entities have not waived any statute of limitations with respect to any tax or other assessment or levy, and all such taxes and other assessments and levies which any Company Entity is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental agency, domestic and foreign, or segregated and set aside for such payment and, if so segregated and set aside, will be so paid by the Company Entity as required by law.

            The Company Entities have established (and until the Closing Date will establish) on their books, including the Financial Statements attached as
Schedule 3.4(a), accrued amounts that are adequate for the payment of all federal, state and local Taxes (including, but not limited to, income (including alternative minimum tax), FICA, FUTA, backup withholding, SUTA, personal property and franchise taxes) not yet due and payable, but incurred in respect of the Company through the Closing. Except as set forth in Schedule 3.9, all obligations for all Taxes of the Company have been paid in full. Seller will indemnify and hold Buyer harmless from all unpaid taxes whether or not disclosed which arise from circumstances or events prior to Closing even if not due until after Closing. Except as set forth in Schedule 3.9, any applicable state franchise tax returns of the Company have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon the Company Entity. Schedule 3.9 sets forth true and complete copies of the federal and state income tax return of the Company Entities as filed for the past three (3) years and all information in the tax returns is accurate.

      3.10. Contracts.

            (a) Except to the extent listed in Schedule 3.2 (options, warrants voting and other specified agreements), Schedule 3.6 (Leases), Schedule 3.6.1 (Subleases), Schedule 3.11 (Insurance), Schedule 3.15 (Employment Agreements, Labor Agreements and Benefit Plans), Schedule 3.26 (Intellectual Property),
Schedule 3.10 contains a complete and correct list of all agreements, Contracts, commitments and other instruments and arrangements (whether written or oral) including the types described below (x) by which any of the Assets are bound or affected or (y) to which any Company Entity is a party or by which it is bound in connection with the Business or the Assets (the "Contracts"):

                  (i) leases, licenses, permits, franchises, purchase agreements, options, insurance policies, Governmental Approvals and other contracts concerning or relating to the Real Property;

                  (ii) employment, consulting, agency, collective bargaining or other similar contracts, agreements, and other instruments and arrangements relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants of any Company Entity;

                  (iii) loan agreements, indentures, letters of credit, mortgages, security agreements, notes, pledge agreements, deeds of trust, bonds, notes, guarantees, and other agreements and instruments relating to the borrowing of money, obtaining of or extension of credit or granting or creating Liens or Encumbrances;

                  (iv) licenses, licensing arrangements and other contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

                  (v)   brokerage or finder's agreements;

                  (v) joint venture, partnership and similar contracts involving a sharing of profits or expenses (including but not limited to joint research and development and joint marketing contracts);

                  (vii) asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the sale, lease or disposal of any Assets (other than sales of inventory in the ordinary course of business) or involving continuing indemnity or other obligations;

                  (viii) orders and other contracts for the purchase or sale of materials, supplies, products or services, each of which involves aggregate payments in excess of $5,000 in the case of purchases or $5,000 in the case of sales;

                  (ix) contracts with respect to which the aggregate amount that could reasonably be expected to be paid or received thereunder in the future exceeds $5,000 per annum or $5,000 in the aggregate;

                  (x)   sales    agency,    manufacturer's     representative,
marketing or distributorship agreements;

                  (xi) contracts, agreements or arrangements with respect to the representation of the Business in foreign countries;

                  (xii) master lease agreements providing for the leasing of both (A) personal property primarily used in, or held for use primarily in connection with, the Business and (B) other personal property;

                  (xiii) contracts, agreements or commitments with any employee, director, officer, stockholder or Affiliate of any Company Entity;

                  (xiv) contracts that cannot be terminated upon 30 days prior notice without obligation or liability or the payment of any money to terminate;

                  (xv) contracts for the purchase of materials or supplies or the performance of services over a period of more than 60 days after the date of this Agreement;

                  (xvi) any other contracts not made in the ordinary course of business;

                  (xvii) contracts limiting or restraining any Company Entity from engaging in or competing in any line of Business with any Person; and

                  (xviii) any other contracts, agreements or commitments not specified in response to the foregoing that are material to the Business.

            (b) The Seller has delivered to the Buyer complete and correct copies of all written Contracts, together with all amendments thereto, and accurate descriptions of all material terms of all oral Contracts, set forth or required to be set forth in Schedule 3.10.

            (c) Except as disclosed in Schedule 3.10, (i) each contract is in full force and effect and is a valid and binding obligation of the Company Entities and the other parties thereto, enforceable against the Company Entities and such other parties in accordance with its terms, (ii) the Company Entities and each such other party are in compliance with their obligations under the contracts and no default, event of default, or event, which with giving of notice or passage of time or both, would constitute a default or event of default, on the part of any Company Entities or any other party thereunder, have occurred and/or is now continuing thereunder, (iii) the Company Entities and Seller have not received any notice, written or oral, or otherwise have any knowledge that any party has canceled or determined not to renew, or has indicated any intent to cancel or not renew, any of the contracts or renegotiate the terms thereof, (iv) the Company Entities and Seller have no knowledge of any notice of any dispute or disagreement relating to any of the contracts, (v) no consent of any third party is required as a result of or in connection with, the enforceability of any contract, and (vi) no contract will be affected in any manner by the execution and performance of this Agreement.

      3.11. Insurance. Attached hereto as Schedule 3.11 is a list of all insurance policies owned or held by or on behalf of the Company Entities all of which are valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility. A copy of each policy is attached to Schedule 3.11. Such insurance policies are adequate for the business conducted by the Company

Entities in respect of amounts, types and risks insured. As of the date hereof, the Company Entities have not received any notice of cancellation, nonrenewal or notice of a material amendment of any such insurance policy or bond nor is any Company Entity in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

      3.12. Laws.

            (a) Except as otherwise noted on Schedule 3.12, all Company Entities are in compliance with all applicable federal, state and local laws, rules, regulations and orders and are not and have not violated any laws, rules or regulations including, but not limited to, those relating or incidental to mortgage lending and borrower's rights. The Company Entities have filed all reports that are required to be filed with any regulatory authorities having jurisdiction over them, and such reports, registrations and statements are true and correct in all material respects. The Company Entities have obtained all licenses required to conduct its business as it is being conducted and where it is being conducted and all such licenses are in good standing.

            (b) All of the Contracts (including all Customer Contracts) to which any Company Entity is party or by which it or any of the Assets is bound or affected are valid, binding and enforceable in accordance with their terms. The Company Entities have fulfilled, or taken all action necessary to fulfill when due, all of their obligations under each of such Contracts. All parties to such Contracts have complied in all material respects with the provision thereof, no party is in Default thereunder and no notice of any claim of Default has been given to the company or any Subsidiary. There are no provisions of, or developments materially affecting, any such Contract which might prevent any Company Entity from realizing the benefits thereof whether before or after the closing in the Agreement. With respect to any of such Contracts that are leases, no Company Entities have received any notice of cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder.

      3.13. Real Property. The Real Property of each Company Entity is in full compliance with all applicable building, zoning, subdivision and other land use and similar Applicable Laws affecting the Real Property (collectively, the "Real Property Laws"), and no Company Entity has received any notice of violation or claimed violation of any Real Property Law. There is no pending, or to the knowledge of any Seller, anticipated change in any Real Property Law that will have or result in a material adverse effect upon the ownership, alternation, use, occupancy or operation of the Real Property or any portion thereof. No current use by any Company Entity of the Real Property is dependent on a nonconforming use or other Governmental Approval the absence of which would materially limit the use of such properties or assets held for use in connection with, necessary for the conduct of, or otherwise material to, the Business. The use and operation of the Real Property in the conduct of the Business does not violate in any material respect any instrument of record for agreement affecting the Real Property. There is no violation of any covenant, condition, restriction, easement or order of any Governmental Authority having jurisdiction over such property or of any other Person entitled to enforce the same affecting the Real Property or the use or occupancy thereof. No damage or destruction has occurred with respect to any of the Real Property that would, individually or in the aggregate, have a Material Adverse Effect.

      3.14. Liabilities at Closing. The Company Entities at Closing will have no Liabilities except for:

            (a) those Liabilities accurately and specifically set forth or adequately reserved for on the Financial Statements in Schedule 3.4(a) and not heretofore paid or discharged;

            (b) those nonmaterial Liabilities arising in the ordinary course of business subsequent to the date of the Financial Statement in Schedule 3.4(a) consistent with good business practice under any Contract specifically disclosed on Schedule 3.10; and

            (c) those liabilities specified on Schedule 3.14.

      3.15. Employment Matters.

            (a) Attached on Schedule 3.15(a) is a list of employees of each Company Entity with a general job description, current salary rates or hourly wages and the commencement date of employment for each. Seller has no knowledge that any employees do not intend to remain with any Company Entity after this sale except as expressly disclosed on Schedule 3.15(a). Also attached to
Schedule 3.15(a) are all written Employment Agreements with employees, which agreements are valid, binding and enforceability as written.

            (b) The relations of each Company Entity with its respective employees are satisfactory, and no Company Entity has received any notice of any controversies with, or organizational efforts or other pending actions by, representatives of its employees. Each Company Entity has complied with all laws and regulations relating to the employment of labor with respect to its respective employees, including any provisions thereof relating to wages, hours, collective bargaining and the payment of workman's compensation insurance, social security and similar taxes, equal employment, prohibited discrimination, fair employment practices, entitlements, safety, and all other applicable labor or employment related laws or regulations, except as disclosed in Schedule 3.15(b). No person has asserted in writing that any Company Entity is liable for any arrearage of wages, workman's compensation, insurance premiums or any taxes or penalties for failure to comply with any of the foregoing. There are no verbal or written claims or threatened claims by any employees or prior employees alleging violation of any Law or seeking damages.

            (c) Except as set forth in Schedule 3.15(b), no Company Entity is a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed in the operation of the Business. There has not occurred or, to the best knowledge of Seller after due inquiry, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime, unfair labor practice change or other similar labor activity with respect to any employees employed in the operation of the Business. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the best knowledge of any Seller after due inquiry, threatened with respect to any employee employed in the operation of the Business.

      3.16. Employee Benefit Plans.

            (a) All Employee Benefit Plans or benefits are specified in Schedule 3.16(a) and copies of all Employee Benefit Plans and all related documents are attached to Schedule 3.16(a). Except as disclosed in Schedule 3.16(a), (i) no Company Entity has any unfunded liability in respect of any of its Employee Benefit Plans; (ii) the actuarially computed value of vested benefits under any employee benefit plan does not exceed the fair market value of the fund assets relating to such plan; (iii) neither Seller nor any plan nor any trustee, administrator, fiduciary or sponsor of any plan has engaged in any prohibited transactions as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"); (iv) all filings and reports as to such plans required to have been made on or prior to the closing date to the Internal Revenue Service, the United States Department of Labor or other governmental agencies have been timely filed; (v) there is no material litigation, disputed claim, governmental proceeding or investigation pending or threatened with respect to any of such plans, the related trusts, or any fiduciary trustee, administrator or sponsor of such plans; (vi) such plans have been established, maintained and administered in all material respects in accordance with their governing documents and applicable law and regulations including provisions of ERISA and the Code and Treasury Regulations promulgated thereunder; and (vii) there has been no "Reportable Event" as defined in ss.4043 of ERISA with respect to any Employee Benefit Plan that has not been waived by the Pension Benefit Guaranty Corporation; and (viii) the Company is not a party to any "Multiemployer Plan" within the meaning of Section 4001(a)(3) of ERISA or a "Multiple Employer Plan" within the meaning of Section 4063 or 4064 of ERISA.

            (b) Except as specifically disclosed on Schedule 3.16(b), no Company Entity is a party to any contract or agreement or requirement of law which would require Buyer to hire, or subject Buyer to liability if it did not hire, any employee of any Company Entity or which would require Buyer to pay or provide, or subject Buyer to liability if it did not pay or provide, any employee benefits to any employee of any Company Entity for periods prior to or after the closing date (including any and all employee benefits and any compensatory, overtime, vacation, sick, severance or holiday pay).

            (c) Other Employee Benefit Plans and Arrangements. Except as set forth in Schedule 3.16, no Company Entity sponsors, maintains, supports, is otherwise a party to, or has any liability or contingent liability under any plan, program, fund, arrangement or contractual undertaking, including all employment contracts, whether for the benefit of a single individual or for more than one individual, and whether or not funded, which is in the nature of (i) an employee pension benefit plan, (ii) an employee welfare benefit plan (as defined in Section 391) of ERISA) or (iii) any incentive or other benefit arrangement for employees, their dependents and/or their beneficiaries or (iv) any of the types of plans identified in the following list, or plans similar in nature or intent thereto:

                                    (1)   cash   bonus   or   incentive    pay
                        arrangements   (current   or   deferred,   earned   or
                        contingent);
                                    (2) debt  forgiveness  or  low-interest  (or
                        interest-free) loans;
                                    (3) stock bonus plan arrangements
                        (including, but not limited to, arrangements known as ESOPs and /or TRASOPs);
                                    (4) employee stock purchase plans; (5)
                                    employee stock warrants, rights,
                        options, or put options.
                                    (6)   shadow     or     phantom      stock
                        arrangements;
                                    (7) stock appreciation rights, whether
                        separate from or associated with stock options;
                                    (8) performance  share plans;
                                    (9) individual life insurance policies
                        (including but not limited to, "key man" and "split dollar" arrangements);
                                    (10) group life insurance programs; (11)
                                    retired life reserve programs; (12)
                                    surviving spouse's or survivor's
                        benefits;
                                    (13)  wage    or    salary    continuation
                        programs;
                                    (14) severance benefit plans; (15) travel
                                    insurance coverage; (16) accidental death
                                    and/or
                        dismemberment benefits;
                                    (17)  medical expense  reimbursement plans
                        (insured or self-insured);
                                    (18) medical/surgical insurance; (19) major
                                    medical expense programs; (20) health
                                    maintenance organization
                        benefits;
                                    (21) capital accumulation arrangements; (22)
                                    optical and/or dental care benefits; (23)
                                    prepaid legal services; (24) section
                                    501(c)(9) "voluntary
                       employee beneficial associations";
                                    (25) day care centers;
                                    (26) apprenticeship training centers;
                                    (27)  educational  expense  benefit  plans
                        or tuition subsidies;
                                    (28) layoff  and/or  vacation pay plans,  or
                        time banks;
                                    (29)   furnishing   goods  or   services  or
                        services on a discount or subsidized basis;
                                    (30) non-cash incentive programs (such as
                        trading stamp, travel or merchandise award programs);
                                    (31) uniform or clothing allowances,
                        eyeglass allowances, safety equipment allowances, tool allowances, etc.;
                                    (32)  "cafeteria plans"'
                                    (33)  recreation   programs  at  total  or
                            partial employer expense;
                                    (34)  contributions      to     simplified
                        employee pensions, individual retirement accounts or individual retirement annuities;
                                    (35) early  retirement  incentive  or social
                        Security supplement payments;
                                    (36)    retiree    payments    and   bonuses
                        (gratuitous, traditional or contractual);

                                    (37) other benefits or policies in the
                        nature of compensation or otherwise of economic value to employees, their dependents or their survivors; or
                                    (38) "golden parachute" arrangements.

            (d) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code ss.401(a), has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Seller is not aware of any facts or circumstances that could result in the revocation of such determination letter.
            (e) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

            (f) The Seller has delivered to the Buyer correct and complete copies of all benefit plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, other funding agreements which implement each such Employee Benefit Plan, the most recent actuarial valuation, employee manuals and all other documents relating to any Employee Benefit Plan or other benefit (including all listed in 3.16(c)), all of which are included in Schedule 3.16(a) attached hereto.

            (g) No Plan, other than the Pension Plan, if any, is subject to section 412 of the Code or section 302 of Title IV of ERISA. As of the last day of the most recently ended fiscal year of each Company Entity Pension Plan, if any, the "projected benefit obligations" (within the meaning of the Financial Accounting Standards Board Statement No. 87) under such Plan did not exceed the fair market value of the assets of such Plan allocable to such "projected benefit obligations," determined on the basis of the actuarial assumptions specified for financial statement purposes in the actuarial report prepared for such fiscal year of such Plan, each of which assumptions is reasonable, and the present value of the "benefit liabilities" (within the meaning of, and determined in accordance with, Title IV of ERISA) under such Plan does not exceed the "current value" (within the meaning of section 3(26) of ERISA) of the assets of such Plan allocable to such benefit liabilities, determined on the basis of the actuarial assumptions required to be used in valuing pension liabilities upon plan termination.

            (h) No liability has been or is expected to be incurred by any Company Entity, any related Person or the Business (either directly or indirectly, including as a result of an indemnification obligation) under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans that could, following the Closing, become or remain a liability of any Company Entity or become a liability of the Buyer or of any employee benefit plan established or contributed to by the Buyer and, to the best knowledge of Seller after due inquiry, no event, transaction or condition has occurred or exists that could result in any such liability to the Business or, following the Closing, to Buyer.

            (i) All contributions required to have been made by contract, law or regulation have been timely made and any such contributions which are accruing but not yet due are properly reflected in the financial statements furnished to Buyer and attached hereto as Schedule 3.4(a).

            (j) With respect to any such Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan") and, except as specified on Schedule 3.16(J), (i) each Welfare Plan for which contributions are claimed by any Company Entity as deductions under any provision of the Code is in compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4980B(g)(2) of the
Code) complies, and, in each and every case has complied, with all of the applicable requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act , and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. Except as specified on Schedule 3.16(J), no Benefit Plan provides any health, life or other welfare coverage to employees of any Company Entity beyond termination of their employment with such Company Entity, by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

            (k) Except as otherwise set forth on Schedule 3.16(K) neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment to be made by and Company Entity or an Affiliate thereof including severance, unemployment compensation, or golden parachute (as defined in Code Section 280G) or otherwise becoming due to any employee or former employee, officer or director; or (ii) increase or vest any benefits payable under any Benefit Plan.

            (l) Except as otherwise set forth on Schedule 3.16(L), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by an employee, officer, or director of any Company Entity who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280(b)(1) of the Code).

            (m) There are no material documents relating to any Employee Benefit Plan or other Company benefits which are not attached to Schedule 3.16 (a) (b) or (c).

      3.17. Corporate Records. The minute book of each Company Entity contains accurate records of all meetings and other corporate action held of their respective stockholders and Board of Directors (including committees of the Board of Directors), except where the failure to so maintain such records would not have a material adverse effect on the business, operations, assets or financial condition of the Company, as the case may be. The minute books and stock books shall be provided to buyer for review prior to closing and shall be transferred to Buyer at Closing. The minute books contain complete and current copies of the Articles of Incorporation and Bylaws and Charter. The stock books of each Company Entity are complete, current and correct.

      3.18. Broker's and Other Fees. Except as set forth in Schedule 3.18, neither the Company nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Seller shall indemnify and hold Buyer and Company harmless from any claims or liabilities by brokers retained by Seller or Company prior to Closing.

      3.19. Absence of Certain Changes. Except as specified in Schedule 3.19, since the date of the most recent financial statement in Schedule 3.4(a), the Company and Seller have not:

            (a) suffered any material adverse change in its working capital, condition, financial or otherwise, assets, liabilities, reserves, business operations, or prospects;

            (b) suffered any damage, destruction, or loss, whether covered by insurance or not, adversely affecting its business operations, or prospects, assets, or conditions, financial or otherwise;

            (c) permitted or allowed any of its property or assets (real, personal, or mixed, tangible or intangible) to be subjected to any mortgage, pledge, security interest, conditional sale, or other title retention agreement, encumbrance, lien, easement, claim, right of way, warrant, option, or charge of any kind (individually and collectively hereinafter referred to as a "Lien");

            (d) created or incurred any liability (fixed, absolute, accrued, contingent, or otherwise) except for unsecured current liabilities incurred for other than money borrowed, and liabilities under contracts entered into in the ordinary course of business and for amounts and for terms consistent with past practice;

            (e) canceled or compromised any debts, or waived or permitted to lapse any material claims or rights, or sole, transferred, or otherwise disposed of any of its properties or assets (real, personal, or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

            (f) transferred or granted any concessions, leases, licenses, or agreements with respect to or disposed of or permitted to lapse any rights to the use of any patent, registered trademark, servicemark, trade name, or copyright material to the Business, or disposed of or disclosed to any person any material, trade secret, formula, process, or know-how not theretofore a matter of public knowledge.

            (g) entered into any material commitment or transaction not in the ordinary course of business and consistent with past practice or made any capital expenditures or commitments for any additions to property, plant, or equipment that in the aggregate exceed $5,000;

            (h) paid, loaned, or advanced any amount to, or sold, purchased, transferred, or leased any properties or assets (real, personal, or mixed, tangible or intangible) to or from, or entered into any agreement or arrangement with, any of its shareholders, officers, directors, or employees, or any family member of any of its officers, directors, or employees, or any corporation or other entity controlled by, controlling or under common control with it, or any partner, officer, director or employee of any such corporation or other entity, or any such individual's family members;

            (i) purchased, redeemed, issued, sold, or otherwise acquired or disposed of, directly or indirectly, any stock, stock options, warrants, bonds, notes, or other securities, or rights to purchase or convert into any securities of the Company;

            (j) declared or paid, or set aside funds in anticipation of, any dividends or other distributions to the Seller or any holder of any of its securities;

            (k) made any acquisition or disposition of assets except in the ordinary course of business, consistent with past practice;

            (l) introduced any material change with respect to the operation of its business, including, without limitation, its method of accounting;

            (m) except for sales of inventories in the ordinary course of business, sold or otherwise disposed of, or entered into or agreed to enter into any agreement or other arrangement to sell or otherwise dispose of, any of its assets, properties, or rights or any agreement or other arrangement which requires the consent of any party to the transfer and assignment of any such assets, properties, or rights;

            (n) paid or agreed to pay any bonus or extraordinary payment to any employee or changed or agreed to change in any material respect the compensation of any employee;

            (o) agreed, whether in writing or otherwise, to take any action described in this Section 3.19, and they have no knowledge of facts or conditions which may result in a material adverse change; or

            (p) caused or allowed any other material adverse change in the Business or Company.

      3.20. Disclosure. Except for normal business fluctuations, there are no material facts concerning the business, operations, assets or financial condition of the Company, which have not been disclosed to Buyer which could have a material adverse effect on the business, operations, assets or financial condition of the Company. No representation or warranty of Seller or the Company contained in this Agreement, including all schedules and related documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

      3.21. Counsel Opinion. Seller shall cause Seller's counsel to issue a legal opinion in the form of Schedule 3.21 to be delivered at closing.

      3.22. Representations Accurate at Closing. All representations and warranties shall be accurate and unchanged as of closing (except for changes in the ordinary course of business that have no material adverse effect), and Seller will certify the accuracy in a certificate at Closing.

      3.23. Mortgage Loan Receivables. Attached as Schedule 3.23 is a list of all mortgage loans owned by Seller, which are collectible in full at the recorded amounts thereof (free of any, and subject to no, defenses, setoffs or counterclaims) in the ordinary course of business (without resort to Litigation or assignment to a collection agency). Each mortgage loan complies with the representations and warranties on Schedule 3.23 which representations and warranties are incorporated herein and made a part of this Agreement.

      3.24. Mortgage Loan Related Obligations. Seller has no fixed or contingent obligations or liabilities of any kind in connection with mortgage loans that have closed including any present or future obligation or liability to either repurchase mortgage loans it has sold to investors or refund any fee or portion thereof, receive a reduced fee or incur any other liability, obligation or offset as a result of any action, inaction, events, facts or circumstances that occur or arise or have occurred or arisen in connection with or in relation to any mortgage loan except as expressly set forth in Schedule 3.24. Seller acknowledges that the pending repurchase claims exceed the reserves and therefore Seller will prior to Closing increase the reserves to cover all pending claims. Seller shall indemnify and hold Buyer harmless from all future liabilities including repurchase obligations in excess of the increased reserves which Seller represents cover all current claims on all mortgage loans sold to investors prior to Closing.

      3.25. Permits, Licenses and Registrations. Schedule 3.25 contains a list of all government permits, license, registrations and other governmental consents which the Company Entities have obtained in connection with the operation of the Business including all mortgage banking and/or broker licenses and no others are required. Except as set forth in Schedule 3.25 all such permits, licenses, registrations and consents are in full force and effect and in good standing, freely transferable to the Buyer and the continued validity thereof shall not be adversely affected by this Agreement or the consummation of the transactions contemplated hereby. No Company Entity has received any written notice of any claim of suspension or revocation of any such permit, license, registration or other consent, nor do the Seller has knowledge of any event which might give rise to such a claim.

      3.26  Intellectual Property.

            (a) Title. Except as disclosed on Schedule 3.26(a), the Company Entity owns all Intellectual Property primarily related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise helpful to the Business (the "Owned Intellectual Property") free from any Liens and Encumbrances and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. The Intellectual Property comprises all of the Intellectual Property necessary for the Buyer to conduct and operate the Business as now being conducted.

            (b) Transfer. Immediately after the Closing, Buyer will own all of the Owned Intellectual Property and will have a right to use all other Intellectual Property Assets, free from any Liens or Encumbrances and on the same terms and conditions as in effect prior to the Closing.

            (c) No Infringement. The conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. None of the Intellectual Property of any Company Entity is being infringed or otherwise used or available for use, by any other Person.

            (d) Licensing Arrangements. Schedule 3.26(d) sets forth all agreements, arrangements or Contracts (i) pursuant to which any Company Entity has licensed Intellectual Property to, or the use of Intellectual Property is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other Person and (ii) pursuant to which any Company Entity had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement or similar agreements or otherwise). All of the agreements or arrangements set forth on Schedule 3.26(d) are in full force and effect in accordance with their terms and no default exists thereunder by any Company Entity, or by any other party thereto, are free and clear of all Liens and Encumbrances, and do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. True and complete copies of all licenses and arrangements (including amendments) set forth on Schedule 3.26(d) are attached to Schedule 3.26(d). All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the account of, any Company Entity in respect of any Intellectual Property are disclosed on Schedule 3.26(d) and in the Financial Statements on Schedule 3.4(a).

            (e) Intellectual Property Claims or Litigation. Except as Disclosed in Schedule 3.16(e), no claim or demand of any Person has been made nor is there any proceeding that is pending, or to the knowledge of the Seller after due inquiry, threatened, nor is there a reasonable basis therefor, which (i) challenges the rights of any Company Entity in respect of any Intellectual Property, (ii) asserts that any Company Entities infringing or otherwise in conflict with, or is, except as set forth in Schedule 3.26(d), required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement listed on Schedule 3.26(d). None of the Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of the Company Entity.

            (f) Due Registration, Etc. The Owned Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or such other filing offices, domestic or foreign, and the Company Entities have taken such other actions, to ensure full protection under any applicable laws or regulations, and such registrations, filings, issuances and other actions remain in full force and effect, in each case to the extent material to the Business.

            (g) Use of Name and Mark. Except as set forth in Schedule 3.26(g), there are, and immediately after the Closing will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees on the Buyer's right to use any name or mark in the conduct of the Business as presently carried on which has been used by any Company Entity.

            (h)   Patents.

                  (i) Schedule 3.26(H) contains a complete and accurate list and summary description of all Patents in which a Company Entity has an ownership interest. Such Company Entity owns all right, title and interest in and to each of the Patents so specified, free and clear of any Encumbrances.

                  (ii) All of the issued Patents included in the Intellectual Property of the Company Entities are currently in compliance with formal legal requirements (including payment if filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) after the Closing Date.

                  (iii) No Patent included in any Company Entity's Intellectual Property has been, or is now involved in, any interference, reissue, reexamination, or opposition proceeding. There is no potentially interference patent or patent application of any third party.

                  (iv) No Patent included in any Company Entity's Intellectual Property is infringed or has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by any Company Entity infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                  (v) All products made, used or sold under any Patents included in the Intellectual Property of the Company Entities have been marked with the proper patent notice.

            (i)   Trademarks.

                  (i) Schedule 3.26(I) contains a complete and accurate list and summary description of all Trademarks in which any Company Entity has an ownership interest. Such Company Entity owns all right, title and interest in and to each of the Trademarks so specified, free and clear of any Encumbrances.

                  (ii) All Trademarks included in the Intellectual Property of the Company Entities that have been registered with the US Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date.

                  (iii) No Trademark included in the Intellectual Property of the Company Entities has been, or is now involved in, any opposition, invalidation or cancellation and no such action is threatened with respect to any such Trademark.

                  (iv) There is no potentially interfering trademark application of any third party with respect to any Trademark included in the Intellectual Property of the Company Entities.

                  (v) No Trademark included in the Intellectual Property of the Company Entities is infringed or has been challenged or threatened in any way. None of the Trademarks used in by any Company Entity infringes or is alleged to infringe any trade name, trademark or service mark of any third party.
                  (vi) All products and materials containing a Trademark included in the Intellectual Property of the Company Entities bear the proper federal registration notice where permitted by law.

            (j)   Copyrights.

                  (i) Schedule 3.26(J) contains a complete and accurate list and summary description of all Copyrights in which any Company Entity has an ownership interest. Such Company Entity owns all right, title and interest in and to each of the Copyrights so specified, free and clear of any Encumbrances.

                  (ii) All of the Copyrights included in the Intellectual Property of the Company Entities have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the date of Closing.

                  (iii) No Copyright included in the Intellectual Property of the Company Entities is infringed or has been challenged or threatened in any way. None of the subject matter of any of such Copyrights infringes or is alleged to infringe any copyright or any third party or is a derivative work based on the work of a third party.

                  (iv) All works encompassed by the Copyrights included in the Intellectual Property of the Company Entities have been marked with the proper copyright notice.

            (k)   Trade Secrets.

                  (i) With respect to each Trade Secret of the Company Entities, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and propr use without reliance on the knowledge or memory of an individual.

                  (ii) Each Company Entity has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.

                  (iii) Each Company Entity has good title and an absolute right to use its Trade Secrets. Such Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged or appropriated, either for the benefit of any Person (other than the Company Entities) or to the detriment of any Company Entity. No such Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

      3.27. Condition of Assets. All tangible assets and properties which are part of the Assets are in good operating condition and repair and are usable in the ordinary course of the Business consistent with past practice and conform in all material respects to all applicable Regulations relating to their construction, use and operation. There are no developments materially affecting any such Asset which might curtail the present or future use thereof for the purpose for which it was acquired. Except pursuant to leases described on the attached schedules, no person other than the Company Entities owns any vehicles, equipment or other tangible Assets situated on the facilities used by the company in the Business (other than immaterial items of personal property owned by Company Entity employees) or necessary to the operation of the Business.

      3.28 Creditors. Attached to this Agreement as Schedule 3.28 is a true and correct list of all creditors of all Company Entities, including the names, addresses and amounts owed as of the date of this Agreement, and any collateral or security applicable to the indebtedness owed to each of these creditors. As of the date of this Agreement, Company Entity had no liabilities of any nature, whether absolute, accrued or contingent, and whether due or to become due that are not reflected on Schedule 3.28, and Seller does not know of any basis for the assertion against any Company Entity of any such liability.

      3.29 Certain Transactions. Except as set forth in Schedule 3.29, there is no transaction, and no transaction now proposed, to which any Company Entity was or is to be a party and in which any director or officer of the company or any Subsidiary or any person owning of record or beneficially any of the outstanding capital stock of any class of any Company Entity or any associate of any such person had or has a direct or indirect material interest.

      3.30 Foreign Corrupt Practices Act. No Company Entity nor any director, officer, agent, employee or other person associated with or acting on behalf of any Company Entity has used any corporate funds for any unlawful contribution, gift, entertainment or other expense relating to political activity or made any direct or indirect unlawful payment to any United States or foreign government official or employee form corporate funds or violated or is a violation of any provision of the foreign Corrupt Practices Act of 1977 or paid or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

      3.31 Bank Accounts; Powers of Attorney. Schedule 3.31 sets forth (i) the name of each bank in which each Company Entity has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from the Company Entity and a summary statement of the terms thereof.

      3.32 Product Warranties. Except as set forth in Schedule 3.32 and for warranties under Applicable Law, (a) there are no warranties express or implied, written or oral with respect to the products of the Business, and (b) there are no pending or threatened claims with respect to any such warranty, and no Seller has any liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

      3.33 Mortgage Loan Purchasers. Schedule 3.33 sets forth a true, correct and complete list of all of the Mortgage Loan Purchasers for the Business as of the closing Date specifying the ten (10) largest. The Seller is unaware of any loss or threatened loss of any mortgage loan purchasers. Except as disclosed on
Schedule 3.33, there is no mortgage loan purchaser that accounts for more than five (5%) percent of mortgage loan purchases. True and accurate copies of all Mortgage Loan Purchase Agreements are attached to Schedule 3.10. All sales of mortgage loans by Seller to loan purchasers have been made without recourse except for breach of representation in the Loan Purchase Agreement.

      3.34 Distributions to Seller. No Company Entity will make any distributions except ordinary salary to Seller after October 31, 1998 without the consent of the Buyer.

      3.35 Liability for Transfer Taxes. The Seller shall be responsible for the timely payment of, and shall indemnify and hold harmless the Buyer against, all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, firearm, ammunition, license and other similar taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement. The Seller shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes (including, without limitation, all notices required to be given with respect to bulk sales taxes), provided that the Buyer shall be permitted to prepare any such Tax Returns that are the primary responsibility of the Buyer under applicable law. The Buyer's preparation of any such Tax Returns shall be subject to Seller's approval, which approval shall not be withheld unreasonably.

      3.36 Use of Business Name. After the Closing, Seller will not, directly or indirectly, use or do business, or allow any Affiliate to use or do business, or assist any third party in using or doing business, under the name of any Company Entity or any similar name. Seller and Company have properly filed assumed name certificate for the use of Consumer One Financial in all of the jurisdictions wherein the Company does business.

      3.37 Computer Software. The computer software of all Company Entities is designed to be used prior to, during and after Calendar Year 2000 A.D. and such computer software will operate during each such time period without error relating to date data, specifically including any error relating to, or the conduct of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, the computer software of the Company Entities:

            (a) will manage and manipulate data involving dates, including single century formulas and multicentury formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates, and

            (b) has been designed to ensure year 2000 A.D. compatibility, including date data, century recognition, calculations which accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.

      3.38 Proceedings Involving Officers, Directors, Shareholders or Employees. Except as set forth in Schedule 3.38 none of the Officers, Directors, or shareholders of any Company Entity or, to the knowledge of the Seller, Employees has been involved in any criminal proceedings or regulatory proceedings in which any of them was the subject of any alleged violation of laws, regulations or rules.

      3.39 Territorial Restrictions. No Company Entity nor any employees is restricted by any written agreement or understanding with any Person (other than with the Company) from carrying on the Business anywhere in the world. The Buyer, solely as a result of its purchase of the Business from the Seller pursuant hereto and the assumption of the Assumed Liabilities, will not thereby become restricted in carrying on any business anywhere in the world.

      3.40 Confidentiality. Except as set forth on Schedule 3.40, the Seller has taken all steps necessary to preserve the confidential nature of all material confidential information (including, without limitation, any proprietary information) with respect to the Business, including but not limited to the manufacturing or marketing of any of the products or services.



                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF BUYER

      4.1. Organization. Buyer is a corporation duly organized, validly subsisting and in good standing under the laws of its state of incorporation. Buyer has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own or lease its respective properties, and to engage in the business and activities now conducted by Buyer.

      4.2.  Authority; No Violation.

            (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation, in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law; and (ii) general equity principles.

            (b) Neither the execution and delivery of this Agreement by, nor the consummation by, Buyer of the transactions contemplated hereby in accordance with the terms hereof and thereof will violate any provision of the Articles of Incorporation or Bylaws of Buyer.


                                    ARTICLE V
                            COVENANTS OF THE PARTIES

      5.1. Conduct of the Business of the Company.

            (a) From and after the date of this Agreement to the Closing Date, each Company Entity shall (i) conduct its Business in substantially the same manner as in the past and in accordance with prudent business practices; (ii) maintain and keep its properties in good repair and condition; (iii) maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained; (iv) substantially perform all its obligations under material contracts, leases and documents relating to or affecting its assets, properties, and business, except such obligations as it may in good faith reasonably dispute; (v) use its best efforts to maintain and preserve its business organization and present employees and relationships with suppliers and customers of the Company Entities, as the case may be; and (vi) materially comply with and perform all obligations and duties imposed upon it by all federal, state and local laws, and all rules, regulations and orders imposed by federal, state or local governmental authorities.

            (b) From and after the date of this Agreement to the Closing Date, no Company Entity will without the prior written consent of Buyer, (i) permit any amendment or change to be made in the Charter or Bylaws of the Company; (ii) take, or allow the Company to take, any action described or do any of the things listed in Section 3.19 hereof; (iii) enter into or amend, or allow the Company to enter into or amend, any contract, agreement or other instrument of any of the types listed in Section 3.10 hereof; (iv) make any material change in its accounting methods or practices other than changes required in accordance with generally accepted accounting principles; (v) take any action that would result in any of its representations and warranties contained in this Agreement not being true and correct in any material respect at the Closing Date; (vi) waive any right of substantial value; (vii) introduce any new products or services;
(viii) make any change in policies; (ix) make any loans to any directors, officers, employees or affiliates of the Company; (x) approve any loan, the underwriting of which varies from the written credit policies of the Company;
(xi) propose or take any action with respect to the closing of any branches;
(xii) increase the salaries of, or make any bonus or similar payments to or establish or modify any Employment Contracts or Employee Benefit Plans for any of the Company's directors, shareholders, officers or employees or enter into or modify any employment, consulting or similar Contracts with any such persons or agree to do any of the foregoing; (xiii) issue, repurchase or redeem or commit to issue, repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock; (xiv) declare or pay any dividend on, or make any other distribution to any Seller or their affiliates; (xv) merge with or into any other corporation or sell, assign, transfer, pledge or encumber any part of the Assets or agree to do any of the foregoing; (xvi) waive any rights of value or rights that would otherwise accrue to a Company Entity after the Closing Date; (xvii) take any action or omit to take any action, the primary purpose of which is to benefit Seller at Buyer's expense. The Company further agrees that, between the date of this Agreement and the Closing Date, it will consult and cooperate with Buyer.

      5.2.  Access to Properties and Records.

            (a) The Seller will afford the executive officers, employees and authorized representatives (including legal counsel, accountants and consultants) of the Buyer, reasonable access to their properties, books and records including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which such party and its designated representatives may have a reasonable interest and shall make their directors, officers, employees, agents, representatives and accountants available to confer with the other parties and their designated representatives; provided, however, that such investigations shall be conducted with reasonable prior notice in a manner so as not to unreasonably interfere with the operations of the affected party. The officers of the Company Entities will furnish the Buyer and its designated representatives with such additional financial and operating data and other information as to their business and properties as the other shall, from time to time, reasonably request.

            (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the transaction contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the acquisition contemplated hereby and, if such acquisition shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the transaction contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed acquisition is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

            (c) Buyer will make the Company's records available to Seller for review in connection with Sellers filing a tax return for the period prior to Closing.

      5.3. Further Assistance. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, parties to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with the consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

      5.4. Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used its best efforts to discuss with the other party in advance.

      5.5. Disclosure Supplements. From time to time prior to the Closing Date, each party hereto will promptly supplement or amend (by written notice to the other) its respective Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article III, no supplement or amendment to such Schedule shall correct or cure any warranty which was untrue when made.

                                   ARTICLE VI
               CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

      The obligation of Buyer to consummate this Agreement is subject to the fulfillment (or waiver in writing by the Buyer) before or at the closing of each of the following conditions:

      6.1. Accuracy of Representations. There shall be no material inaccuracy in the representations and warranties of Seller set forth in this Agreement and all representations and warranties shall be true and correct in all material respects as of the closing date as though made on and as of that date, and Buyer shall have received a certificate dated the closing date from Seller to that effect in the form of Schedule 6.1.

      6.2. Performance of Covenants. Seller shall have performed all obligations required to be performed by Seller under this Agreement prior to the date of closing, and Buyer shall have received from Seller a certificate dated the date of closing to that effect in the form of Schedule 6.2.

      6.3. Employment of Key Personnel. Buyer shall have reached agreement, on terms satisfactory to Buyer, with such key personnel as it deems necessary to consult with Buyer or to operate the business from and after the closing date, which key personnel shall be listed on Schedule 6.3 attached hereto. Buyer shall be reasonably satisfied that no employees of the Business will voluntary resign as a result of the transaction.

      6.4. Leases. Buyer shall have entered into any lease arrangements for necessary space as Buyer deems necessary in Buyer's sole discretion.

      6.5. No Adverse Proceedings. No action or proceeding against Buyer or Seller shall have been instituted or threatened that, if successful, could prohibit consummation or require substantial revision of the transactions contemplated under this Agreement.

      6.6. No Adverse Change. There shall have been no adverse change to the Business since the date of the most recent financial statement attached as part of Schedule 3.4(a).

      6.7. Legal Matters. All legal matters in connection with the transaction contemplated by this Agreement shall have been completed to the reasonable satisfaction of counsel to the Buyer.

      6.8. Subsequent Monthly Financial Statements. The Buyer shall have received the Financial Statements specified in Section 3.4(d). Such Financial Statements shall (a) contain no liabilities different in kind or in scope from the liabilities set forth in the Audited Balance Sheet, (b) confirm and be consistent with the information concerning the Business (including the projected results of operations) previously provided to the Buyer by the Seller prior to the date hereof and (c)otherwise be satisfactory to the Buyer.

      6.9. Opinion of Counsel. The Buyer shall have received an opinion, addressed to it and dated the Closing Date, from counsel to Seller, in substance and form reasonably satisfactory to the Buyer.

      6.10. Due Diligence. Buyer shall have the right to review the Company's corporate and accounting records, inventory, work in process, pending orders, condition of the equipment, financials and liabilities, and to conduct complete due diligence (including having an audit conducted if deemed necessary), the results of which must be satisfactory to Buyer in Buyer's sole discretion. Seller will provide any information required by Buyer necessary to complete it's due diligence.

      6.11 Board Approval and Other Third Party Consents. Buyer's obligation to close is contingent upon approval by Buyer's Board of Directors and upon the receipt of any third party approvals, including any lender or other source of funds upon which Buyer is relying for the purchase price.

      6.12 Seller Employment and Non Compete Agreement. Seller shall have executed the Employment Agreement attached hereto as Schedule 6.12.

                                   ARTICLE VII
                                   TERMINATION

      7.1 Grounds for Termination.

            (a) This Agreement and any related agreements may be terminated by Buyer at any time prior to closing upon written notice to Seller upon the occurrence of any of the following:

                 (i) If an adverse change, after the date of this Agreement but prior to closing, in the financial condition or Business of any Company Entity occurs, or any Company Entity shall have suffered a material loss or damage to any of the assets to be purchased pursuant to this Agreement or the Business, which change, loss or damage materially affects or impairs the ability of Buyer to conduct the business upon consummation of this Agreement; or

                 (ii) If any of the representations warranties of covenants made by Seller to Buyer were breached, false, inaccurate, unfulfilled or misleading as of the date given or as of the Closing Date, and these beached, false, inaccurate, unfulfilled or misleading representations warranties or covenants shall not have been waived in writing by Buyer; or

                 (iii) If the terms, covenants or conditions of this Agreement to be complied with or to be performed by Seller at or before the Closing Date including conditions precedent to Buyers obligation to close shall not have been complied with or performed and this noncompliance shall not have been waived in writing by the Buyer.

            (b) Buyer and Seller may terminate by mutual consent.

      7.2. Effect of Termination. In the event of termination of this Agreement as expressly permitted under Section 7.1 hereof, this Agreement shall forthwith become void (except for this Section) and there shall be no liability on the part of the Seller, the Buyer, or their respective officers, directors or Affiliates; provided, however, if such termination occurs pursuant to Section 7.1(a)(ii) Seller shall be liable for any and all damages, costs and expenses, including accounting and attorney fees sustained or incurred as a result of such breach and those fees and costs including attorney fees incurred in connection with this Agreement and this transaction.


                                  ARTICLE VIII
                       CLOSING DATE AND PLACE OF CLOSING;
                CERTAIN TRANSACTIONS TO BE EFFECTED AT CLOSING

      8.1. Closing Date. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place on December 15, 1998 (the "Closing Date") or at such other time on such other date as the Seller and the Buyer may mutually agree upon in writing.

      8.2. Place of Closing. The Closing shall take place at the offices of Payne, Gates, Farthing & Radd, P.C., Dominion Tower, 999 Waterside Drive, Suite 1515, Norfolk, Virginia 23510-3309, or at such other place as the Seller and the Buyer mutually agree upon in writing.

      8.3. Certain Transactions to be Effected at Closing. Subject in each case to the terms and conditions contained in this Agreement, the following steps shall be taken concurrently at the Closing, except as otherwise expressly stated:

            8.3.1. The Seller shall deliver, or cause to be delivered, to the Buyer the following:

                    (a) All stock certificates;

                    (b) All consents, estoppels and authorizations from all persons whose consent or authorization is required for the consummation of the transactions contemplated by this Agreement;

                    (c) All financial, bookkeeping and accounting records, and all other books and records of or relating to the Business, certified by the Seller to be true, correct and complete as of the Closing Date;

                    (d) A schedule of all accounts receivable of the Business existing as of the Closing Date;

                    (e) Resolutions duly adopted by the stockholders and the Board of Directors of the Company, authorizing the execution, delivery and performance of this Agreement and the other documents contemplated by this Agreement to be executed and delivered by the Seller, duly certified by the Secretary or an Assistant Secretary of the Seller, and an incumbency certificate, certifying the names and true signatures of the officers of the Seller executing and delivering this Agreement and the other documents contemplated by this Agreement;

                    (f) An opinion of counsel for the Seller, dated the Closing Date, in the form of Schedule 3.21 annexed hereto;

                    (g) A copy of the Articles of Incorporation of the Seller, certified by the Secretary of State of the State of its incorporation as of a date no more than thirty (30) days prior to the Closing Date;

                    (h) A copy of the Bylaws of the Seller, certified by an officer of the Company to be true, correct and complete as of the Closing Date;

                    (i) A certificate of good standing for the Company as of a date not more than thirty (30) days prior to the Closing Date issued by the Secretary of the State of the State of its incorporation and every other state in which the Seller is authorized to do business;

                    (j) A clearance certificate or similar document that may be required by any taxing authority of any jurisdiction in order to relieve the Buyer of any obligation to withhold any portion of the Purchase Price;

                    (k) The compliance certificates required pursuant to Section
6.1 and Section 6.2 hereof; and

                    (l) Such other documents as shall reasonably be requested by the Buyer in order to effectively carry out the transactions contemplated by this Agreement, duly executed by the Seller where appropriate.

            8.3.2. The Buyer shall deliver, or cause to be delivered, to the Seller the following:

                    (a) A wire transfer in the amount of the cash to be paid at Closing to Seller or to an account or accounts designated by the Seller;

                    (b) Resolutions duly adopted by the Board of Directors of the Buyer authorizing the execution, delivery and performance by the Buyer of this Agreement and the other documents contemplated by this Agreement to be executed and delivered by Buyer, duly certified by the Secretary or an Assistant Secretary of the Buyer, and an incumbency certificate, certifying the names and true signatures of the officers of the Buyer executing and delivering this Agreement and the other documents contemplated by this Agreement.

                    (c) Such other documents as shall reasonably be requested by the Seller in order to effectively carry out the transactions contemplated by this Agreement, duly executed by the Buyer where appropriate.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.1. "No Shop" Provision. Seller agrees that during the period commencing with the date on which this Agreement is executed until Closing, Seller shall neither, directly or indirectly, through brokers, agents or otherwise, sell, transfer or otherwise encumber nor offer to sell, transfer or otherwise encumber nor solicit, discuss, accept or take any other action with respect to any offer from any other potential buyer to acquire any of the business of the Company whether by asset purchases, stock purchase or otherwise, except for the sale of products or services in the ordinary course of business.

      9.2. Confidentiality. From and after the Closing, the Seller shall not disclose or furnish to any other person, firm or entity: (a) any information relating to any processes, technique or procedure used in connection with the Business or any other information proprietary to the Business or the Assets; or
(b) any information relating to the Assets, the assumed liabilities or the operations or financial status of the business (including, without limitation, all financial data and sources of financing) which is not specifically a matter of public record; (c) any information of a confidential nature obtained as a result of any prior, present or future relationship with the Business, which is not specifically a matter or public record; or (d) the name, address or other information relating to any customer or any supplier of the Business or other Person who is doing or has done business with the Seller (collectively, "Confidential information").

      9.3. Survival of Representations and Warranties. The representations, warranties, covenants, and indemnities of the parties hereto contained in this Agreement shall survive making of this Agreement, any investigation or examination by either party, and the Closing for four (4) years.

      9.4. Amendments. This Agreement may be amended only by a writing signed by the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein.

      9.5. Expenses. Subject to Section 7.2, whether or not the transactions provided for herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement, including legal, filing fees, publication expense and accounting fees and expenses.

      9.6. Time of the Essence. Time is of the essence in this Agreement.

      9.7. Attorneys' Fees. In the event of any action at law or equity between the parties in relation to this Agreement, the non-prevailing party shall be required to pay to the prevailing party all costs and expenses of such litigation, including reasonable attorneys' fees.

      9.8.  Indemnification.

            (a) By Seller. Seller covenants and agrees to defend, indemnify and hold harmless the Buyer, its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Buyer Indemnitees") from and against, and pay or reimburse the Buyer Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:

                (i) any breach, default, inaccuracy or nonfulfillment of any representation or warranty made by any Seller herein or under any related agreement or in connection herewith or therewith;

                (ii) any failure of any Seller to perform any covenant or agreement hereunder or under any related agreement or fulfill any other obligation in respect hereof or of any related agreement; and

                (iii) any claim, liability, suit, demand, proceedings, assessments, fines, judgment, damages, cost or expense (including attorney fees), known or unknown, fixed or contingent, whether or not disclosed in this Agreement which are not accurately and specifically set forth or reserved for in the financial statements attached as Schedule 3.4(a).

            (b) By the Buyer. The Buyer covenants and agrees to defend, indemnify and hold harmless Standard Seller and its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Seller Indemnities") from and against any and all Losses resulting from or arising out of:

                (i) any inaccuracy in any representation or warranty by Buyer made or contained in any Acquisition Agreement or in connection therewith; or

                (i) any failure of any Buyer party to perform any covenant or agreement made or contained in this Agreement or fulfill any other obligation in respect thereof.

            (c) Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and
(iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's tax liability or the ability of the Buyer to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section and the records of each shall be available to the other with respect to such defense.

            (d) Offset. Buyer shall have the right of offset against any obligation (including under the Employment Agreement) to Seller to the extent Seller is required to indemnify.

            (e) Limits on Indemnification. Neither the Seller nor the Buyer shall be liable under the indemnity provisions of Section 9.8(a) or Section 9.8(b), as applicable, in any instance until such time as the aggregate liability under such section exceeds $5,000 (the "Basket"), in which event the Seller, or the Buyer, as applicable, shall be liable to the full extent of such liability, including the Basket.

            (f) Effect of Investigation or Knowledge. Any claim for indemnification shall not be adversely affected by any investigation by or opportunity to investigate afforded to the Buyer. Each Party shall be deemed to be relying on the representations and warranties of any other Party set forth herein regardless of any investigation or audit conducted before or after the Closing Date or the decision of any Party to consummate the Transactions contemplated hereby and complete the Closing.

      9.9. Schedules. All Schedules are expressly made a part of this Agreement. Specified below is a list of Schedules:

            3.1(a)  Charter and Bylaws
            3.1(b) Subsidiaries, Affiliates and Joint Ventures 3.1(c) Officers, Directors and Key Employees 3.1(d) States in Which Company is Qualified to do Business 3.1(f) Office Locations 3.2 Voting Trusts, Buy Sells and Other Similar Arrangements 3.3(b) Disclosure of Violations of Agreements 3.3(c) Required Consents 3.4(a) Financial Statements 3.4(d) Financial Statements at Closing Date 3.5 Assets
            3.5.1 Liens 3.6 Leases 3.6.1 Subleases 3.7 Environmental Matters 3.8 Litigation and Other Proceedings 3.9 Taxes 3.10 Contracts 3.11 Insurance 3.12 Noncompliance with Laws by Company 3.14 Undisclosed Liabilities 3.15(a) List of Employees With Related Data and Employment
                    Agreements
            3.15(b) Employment Related Violations of Law
            3.15(c) Collective Bargaining Agreements
            3.16(a) Employee Benefit Plans
            3.16(b) Requirements to Hire Employees and Liability For Not Hiring 3.16(c) Other Employee Plans, Benefits, Contracts or Arrangements 3.16(j) Welfare Plans 3.16(k) Payments to Employees Caused by this Agreement 3.16(l) Golden Parachute Payment 3.18 Broker's and Other Fees 3.19 Absence of Changes 3.21 Counsel Opinion 3.23 Mortgage Loan Receivable 3.24 Mortgage Loan Related Obligations 3.25 Permits, Licenses & Registration 3.26(a) Nonowned Intellectual Property and Liens and Encumbrances
                    on Intellectual Property
            3.26(d) Licensing Arrangements
            3.26(e) Intellectual Property Claims or Litigation 3.26(g) Use of Name and Mark 3.26(h) Patents 3.26(i) Trademarks 3.26(j) Copyrights 3.26(k) Trade Secrets 3.28 Creditors 3.29 Certain Transactions 3.31 Bank Accounts 3.32 Product Warranties 3.33 Mortgage Loan Purchasers
            3.38 Proceedings Involving Officers, Directors, Shareholders and
                    Employees
            3.40    Confidentiality - Failure to Preserve

            6.1     Sellers Certificate per Section 6.1 (Accuracy of
                    Representation)
            6.2     Sellers Certificate per Section 6.2
                    (Performance of Covenants)
            6.3     Employment of Key Personnel
            6.12    Seller Employment and Non Compete Agreement
            9.20    Assets Retained by Seller

      9.10. Notices. Any notice given hereunder shall be in writing and shall be delivered in person or mailed by first class mail, postage prepaid or sent by facsimile, courier or personal delivery to the parties at the following addresses unless by such notice a different address shall have been designated:

  If to Buyer:      Approved Financial Corp.
                    3420 Holland Road, Suite 107
                    Virginia Beach, Virginia 23452

  With a copy to:   Payne, Gates, Farthing & Radd, P.C.
                    Dominion Tower
                    999 Waterside Drive, Suite 1515
                    Norfolk, Virginia 23510-3309
                    Attention:  Ronald M. Gates, Esq.


  If to Seller:     Keith H. Lewis
                    370 East Maple Road, 3rd Floor
                    Birmingham, Michigan 48009

  With a copy to:   Michael Jacob
                    Raymond and Prokop, P.C.
                    2000 Towne Center, Suite 2400
                    South Field, Michigan 48075

            All notices sent by mail as provided above shall be deemed received and delivered five (5) days after deposit in the mail. All notices sent by facsimile or courier as provided above shall be deemed delivered one day after being sent. All other notice shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as herein provided.

      9.11. Controlling Law. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Virginia and, to the extent applicable, by the laws of the United States.

      9.12. Headings. The headings and titles to the sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof of affect the construction or interpretation of any provision hereof.

      9.13. Modifications or Waiver. The parties may, at any time prior to the Closing Date, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or (iii) waive compliance with any of the agreements or conditions contained herein. However, no termination, cancellation, modification, amendment deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect to any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect to such occurrence or event on any other occasion. None of Buyer's investigations, due diligence or representations from third parties will be deemed a waiver of Seller's liability for breach of any representation or covenant by Seller.

      9.14. Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force, provided that the purpose of this Agreement can be effected. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

      9.15. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by any party without the prior written consent of the other party.

      9.16. Consolidation of Agreements. All understandings and agreements heretofore made between the parties hereto are merged in this Agreement, which includes the Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this

Agreement. This Agreement shall be the sole expression of the agreement of the parties respecting the Transaction.

      9.17. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument.

      9.18. Gender. Any pronoun used herein shall refer to any gender, either masculine, feminine or neuter, as the context requires.

      9.19 Remedies Cumulative. the remedies provided in this Agreement shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto. In furtherance and not in limitation of the foregoing, the Buyer shall be entitled to offset any loss against any obligation whether present or deferred on a dollar-for-dollar basis.

      9.20 Assets Retained by Seller. Seller may retain the assets listed on Schedule 9.20.

      9.21 Election Under ss.338(h)(10) of the Internal Revenue Code. Buyer shall have the option with Seller's consent which consent is hereby granted to treat this purchase of assets pursuant to ss.338(h)(10) of the Internal Revenue Code. Seller hereby represents that there are no built in gains for which the Company may be liable for any tax under ss.1374 of the Internal Revenue Code. Seller further represents that if such an election is made, the Company will not be liable for any tax under Code ss.1374 in connection with the deemed sale of its assets (including the assets of any qualified Subchapter S subsidiary) caused by a Section 338(h)(10) Election. Neither Company nor any qualified Subchapter S subsidiary of Company has, in the past 10 years, (a) acquired assets from another corporation in a transaction in which Company's tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor, or (b) acquired the stock of any corporation which is a qualified Subchapter S subsidiary.

      9.22 Allocation of Purchase Price. If an election under 338(a) (including a Section 338(h)(10) election) is made or determined to be applicable to the Sale, the Parties hereto agree that the Purchase Price allocation made and reported on IRS Form 8594 shall be consistent with the following principles:

            (1) The purchase price allocation to each item of tangible real or personal property shall not exceed the amount included on the Company's tax books attributable to each such item of tangible real or personal property;

            (2) The purchase price allocation to each item of intangible property (not including business goodwill and going concern value) shall not exceed the amount included on the Company's tax books attributable to said item of intangible property;

            (3) Any purchase price remaining to be allocated after the allocations made under (1) and (2) above shall be entirely allocated to business goodwill and going concern value.

      The parties agree to file all IRS and other governmental forms in a manner consistent with this paragraph.

      9.23 Termination of Company S Corp Short Tax Year. For purposes of allocating the Company's income, loss and deduction for the 1998 calendar year, the Buyer and Seller hereby agree to elect to treat the Employee's 1998 short S corporation tax year at closing on the lat day of such short taxable year in accordance with Internal Revenue Code ss.1362(e)(3) and the Treasury Regulations promulgated thereunder. The Buyer and the Seller hereby covenant and agree to execute and file all documents and consents necessary to cause the Company's 1998 S corporation tax year to close as provided in Internal Revenue Code
Section 1362(e)(3) and to allocate all S corporation income, gain, deductions and loss pursuant to the rules applicable to short S corporation tax years covered by elections made under Internal Revenue Code ss. 1362(e)(3).

      9.24 Facsimile Signatures. The parties agree that all facsimile signatures shall be deemed original signatures in connection with this Agreement and all Schedules and related documents.

      IN WITNESS WHEREOF, the parties hereto set forth below their signatures and seals:


                                    APPROVED FINANCIAL CORP.


                                    By    (SEAL)



                                          (SEAL)
                                    KEITH H. LEWIS

                                S C H E D U L E S

                                 SCHEDULE 3.1(a)
                               CHARTER AND BYLAWS


                                    Attached




                                 SCHEDULE 3.1(b)
                 SUBSIDIARIES, AFFILIATES AND JOINT VENTURES





                                 SCHEDULE 3.1(c)
                      OFFICERS, DIRECTORS AND KEY EMPLOYEES




                                 SCHEDULE 3.1(d)
             STATES IN WHICH COMPANY IS QUALIFIED TO DO BUSINESS




                                 SCHEDULE 3.1(f)
                                OFFICE LOCATIONS





                                  SCHEDULE 3.2
           VOTING TRUSTS, BUY SELLS AND OTHER SIMILAR ARRANGEMENTS





                                SCHEDULE 3.3 (b)
                     DISCLOSURE OF VIOLATIONS OF AGREEMENTS






                                SCHEDULE 3.3 (c)
                                REQUIRED CONSENTS




                                 SCHEDULE 3.4(a)
                              FINANCIAL STATEMENTS


                                    Attached





                                 SCHEDULE 3.4(d)
                      FINANCIAL STATEMENTS AT CLOSING DATE



                                  SCHEDULE 3.5
                                     ASSETS


                                    Attached




                                 SCHEDULE 3.5.1
                                      LIENS




                                  SCHEDULE 3.6
                                     LEASES




                                 SCHEDULE 3.6.1
                                    SUBLEASES





                                  SCHEDULE 3.7
                              ENVIRONMENTAL MATTERS





                                  SCHEDULE 3.8
                        LITIGATION AND OTHER PROCEEDINGS





                                  SCHEDULE 3.9
                                      TAXES






                  1995, 1996, and 1997 Tax Returns Attached.

               No unpaid taxes not disclosed in Schedule 3.4(a)



                                  SCHEDULE 3.10
                                    CONTRACTS




                                  SCHEDULE 3.11
                                    INSURANCE



                           Attached list and policies




                                  SCHEDULE 3.12
                       NONCOMPLIANCE WITH LAWS BY COMPANY





                                  SCHEDULE 3.14
                             UNDISCLOSED LIABILITIES






                                SCHEDULE 3.15(a)
         LIST OF EMPLOYEES WITH RELATED DATA AND EMPLOYMENT AGREEMENT





                                SCHEDULE 3.15(b)
                      EMPLOYMENT RELATED VIOLATIONS OF LAW






                                SCHEDULE 3.15(c)
                        COLLECTIVE BARGAINING AGREEMENTS




                                SCHEDULE 3.16(a)
                             EMPLOYEE BENEFIT PLANS




                                SCHEDULE 3.16(b)
                  REQUIREMENTS TO HIRE EMPLOYEES AND LIABILITY
                                 FOR NOT HIRING






                                SCHEDULE 3.16(c)
                  OTHER EMPLOYEE PLANS, BENEFITS, CONTRACTS OR
                                  ARRANGEMENTS





                                SCHEDULE 3.16(j)
                                  WELFARE PLANS





                                SCHEDULE 3.16(k)
                 PAYMENTS TO EMPLOYEES CAUSED BY THIS AGREEMENT




                                SCHEDULE 3.16(l)
                            GOLDEN PARACHUTE PAYMENT




                                  SCHEDULE 3.18
                             BROKER'S AND OTHER FEES






                                  SCHEDULE 3.19
                               ABSENCE OF CHANGES




                                  SCHEDULE 3.21
                                 COUNSEL OPINION




                                  SCHEDULE 3.23
                            MORTGAGE LOAN RECEIVABLE





                                  SCHEDULE 3.24
                        MORTGAGE LOAN RELATED OBLIGATIONS




                                  SCHEDULE 3.25
                        PERMITS, LICENSES & REGISTRATION



                                SCHEDULE 3.26(a)
                  NONOWNED INTELLECTUAL PROPERTY AND LIENS
                  AND ENCUMBRANCES ON INTELLECTUAL PROPERTY





                                SCHEDULE 3.26(d)
                             LICENSING ARRANGEMENTS





                                SCHEDULE 3.26(e)
                  INTELLECTUAL PROPERTY CLAIMS OR LITIGATION





                                SCHEDULE 3.26(g)
                              USE OF NAME AND MARK





                                SCHEDULE 3.26(h)
                                     PATENTS




                                SCHEDULE 3.26(i)
                                   TRADEMARKS





                                SCHEDULE 3.26(j)
                                   COPYRIGHTS




                                SCHEDULE 3.26(k)
                                  TRADE SECRETS




                                  SCHEDULE 3.28
                                    CREDITORS




                                  SCHEDULE 3.29
                              CERTAIN TRANSACTIONS





                                  SCHEDULE 3.31
                                  BANK ACCOUNTS





                                  SCHEDULE 3.32
                               PRODUCT WARRANTIES





                                  SCHEDULE 3.33
                            MORTGAGE LOAN PURCHASERS



                                  SCHEDULE 3.38
                         PROCEEDINGS INVOLVING OFFICERS,
                      DIRECTORS, SHAREHOLDERS AND EMPLOYEES




                                  SCHEDULE 3.40
                      CONFIDENTIALITY - FAILURE TO PRESERVE



                                  SCHEDULE 6.1
        SELLERS CERTIFICATE PER SECTION 6.1 (ACCURACY OF REPRESENTATION)


                                   Attached



                                  SCHEDULE 6.2
                       SELLERS CERTIFICATE PER SECTION 6.2
                           (PERFORMANCE OF COVENANTS)


                                    Attached



                                  SCHEDULE 6.3
                           EMPLOYMENT OF KEY PERSONNEL





                                  SCHEDULE 6.12
                 SELLER EMPLOYMENT AND NON COMPETE AGREEMENT





                                  SCHEDULE 9.20
                            ASSETS RETAINED BY SELLER

            o   TEE 1 Phone System and LAN
            o Mainstreet software and hardware system (subject to Buyer's exclusive use for the first six months after Closing)
            o Personal Van and note for 1997 GMC Conversion Van o Xantel Phone system